Exhibit 99.1

Press Release

RELEASE DATE:	November 19, 2018	Contact:	Jack E. Rothkopf
	At 4:30 p.m. EST		Senior Vice President and
Chief Financial Officer
(215) 755-1500

PRUDENTIAL BANCORP, INC. ANNOUNCES DECLARATION OF DIVIDEND
AND ADOPTION OF NEW STOCK REPURCHASE PROGRAM

Philadelphia, Pennsylvania (November 19, 2018) -- Prudential Bancorp, Inc. (the “Company”) (Nasdaq: PBIP) announced that its Board of Directors, at a meeting held today, declared a quarterly cash dividend of $0.05 per share on the common stock of the Company, payable on December 21, 2018 to the shareholders of record at the close of business on December 7, 2018.  In addition, the Company announced its Board of Directors approved the Company’s third stock repurchase program covering up to 900,000 shares or approximately 10% of its issued and outstanding shares of common stock.  The Company has substantially completed its second repurchase program, repurchasing 832,065 shares of the 850,000 shares covered by the program at an average cost of $15.46. The shares covered by the third repurchase program may be purchased in the open market or in privately negotiated transactions from time to time depending upon market conditions and other factors over a one-year period or such longer period of time as may be necessary to complete such repurchases.  Repurchases are expected to commence promptly following the later of announcement of the Company’s operating results for the fiscal year ended September 30, 2018 or the completion of the Company’s current repurchase program.

“We are pleased to announce our quarterly dividend and our third stock repurchase program, which reflects our commitment to manage our capital prudently and in a manner which we believe will enhance shareholder value” said Dennis Pollack, President and Chief Executive Officer. Mr. Pollack went on to say, “As we have indicated previously, we are committed to building long-term shareholder value while effectively managing our capital.  Implementing the third stock repurchase program is one of the strategies the Board believes is integral to the effective management of our capital.”

About Prudential Bancorp, Inc.:

Prudential Bancorp, Inc. is the holding company for Prudential Bank. Prudential Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886. The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as nine additional full-service financial centers, seven of which are in Philadelphia, one is in Drexel Hill, Delaware County, and one is in Huntingdon Valley, Montgomery County, Pennsylvania.  At June 30, 2018, the Company had total assets of $1.0 billion, total liabilities of $897.3 million and total stockholders’ equity of $131.5 million.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, or other conditions relating to the Company. These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “will,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission (“SEC”) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities; changes in interest rates, deposit flows, the cost of funds, demand for loan products, demand for financial services, competition, changes in the quality or composition of the Company’s loan, investment and mortgage-backed securities portfolios; geographic concentration of our business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees; and the success of the Company at managing the risks involved in the foregoing.

The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this press release.

For a complete discussion of the assumptions, risks and uncertainties related to our business, you are encouraged to review the Company’s filings with the SEC, including the “Risk Factors” section in its most Annual Report on Form 10-K for the year ended September 30, 2017, as supplemented by its quarterly or other reports subsequently filed with the SEC.

2